SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 1, 2005

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Effective January 1, 2005, First Union Real Estate Equity and Mortgage Investments (the “Registrant”) transferred substantially all of its assets to First Union REIT L.P., a newly-formed Delaware limited partnership (the “Operating Partnership”), in exchange for a 99.8% ownership interest in the common units of the Operating Partnership and a 100% ownership interest in the preferred units of the Operating Partnership.  The remaining 0.2% of the common units are held by FT-TRS Loan Corp., a wholly-owned subsidiary of the Registrant.  As a result, the Registrant holds a 100% interest in the Operating Partnership.

The transfer of the assets to the Operating Partnership will not have any effect on the operations or cash flow of the Registrant.  The decision to establish the Operating Partnership was made to provide the Registrant with more flexibility in the future when acquiring assets.

ITEM 9.01                            Financial Statements and Exhibits.

(c)                             Exhibits

10                               Agreement of Limited Partnership of First Union REIT L.P., dated as of January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of January, 2005.

FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

By:	/s/ Peter Braverman
Peter Braverman
President